Exhibit 10.14

MANUFACTURE DEVELOPMENT AGREEMENT

THIS MANUFACTURE AND DEVELOPMENT AGREEMENT (the “Agreement” or “Contract”) is entered into as of March 05, 2007 (the “Effective Date”), by and between CORMEDIX INC. (“CorMedix”), a limited liability company having an office and place of business at 787 Seventh Avenue, New York, New York 10019, U.S.A., and EMCURE PHARMACEUTICALS USA, INC. (“Emcure”) a New Jersey [corporation] with its principal place of business located at 21 B Cotters Lane, East Brunswick, New Jersey 08816.

1.    Development Activities: Emcure shall undertake and perform the product development work described in Exhibit A attached hereto (the “Development Activities” or the “Project”) which when accepted by CorMedix and the estimated costs set out therein shall become binding on Emcure and CorMedix (the “Proposal”). No changes, deletions or additions to the Development Activities will be considered valid without prior mutual written agreement between CorMedix and Emcure. Should unforeseen events occur requiring additional development efforts by Emcure beyond the Development Activities set forth in this Proposal, CorMedix will be notified in advance of costs associated therewith.

It is assumed that, based on the information available to Emcure at this time, Emcure can safely perform the Development Activities at its Emcure Pharmaceuticals USA Inc. New Jersey facility. If it is determined by Emcure’s Environmental Health and Safety personnel that any of the active ingredients are a Category III or Category IV compound (as defined by applicable law), an occupational exposure level, then an air sampling method will be required at CorMedix’s expense prior to commercialization. Emcure reserves the right, in its sole and absolute discretion, to conduct an air sampling method on Category I and II compounds (as defined by applicable law), at such price and upon such terms as may be mutually agreed to between the parties prior to commercialization.

1.1         “Intellectual Property”: includes, without limitation, rights in patents, patent applications, trade-marks, trade-mark applications, trade-names, confidential information, trade secrets, inventions, and copyright, industrial designs.

1.2           Grant of Non-Exclusive License to Emcure: CorMedix hereby grants to Emcure, for the term of the Contract, a royalty-free, non-exclusive license for CorMedix’s Intellectual Property solely to perform the Development Activities that are the subject of this Agreement.

2.	Supply of Products:

(a)
CorMedix shall supply Emcure with sufficient bulk quantities of the active ingredients for Emcure’s use in conducting the Development Activities under this Proposal. Such ingredients shall be supplied by CorMedix at CorMedix’s expense.

(b)	All other materials required will be purchased by Emcure and billed back to CorMedix at Emcure’s direct cost thereof plus [*].

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

2.1	Manufacturing:

(a)
Manufacture of Products: Emcure will manufacture each “Product” (defined in Exhibit B attached hereto) in accordance with current Good Manufacturing Practices (“cGMP”) and other applicable rules and regulations of the United States Food and Drug Administration (“FDA”) and other domestic or foreign governmental or regulatory agencies with jurisdiction over the manufacture, use or sale of such Product, as then in effect. In accordance with cGMP and during the term of this Agreement, Emcure shall (i) take all steps necessary to ensure that any Product that may be produced by it pursuant to this Agreement shall be free of cross-contamination from any other manufacturing or similar activities and (ii) be responsible for validated cleaning and changeover procedures prior to manufacturing any Product for CorMedix. Both parties shall promptly notify each other of any new instructions or specifications required by the FDA or the United States Federal Food, Drug and Cosmetic Act, and of other applicable domestic or foreign rules and regulations, and shall confer with each other with respect to the best means to comply with such requirements and shall allocate any costs of implementing such changes on an equitable basis.

(b)
Products Specifications; Testing: Products supplied by Emcure hereunder will conform to the “Specifications” (as defined in Exhibit B attached hereto) and such conformance will be verified in accordance with the testing standards and procedures specified therein. The parties agree that, should CorMedix wish to implement any amendment to the Specifications, CorMedix shall provide written notice thereof to Emcure for Emcure’s review and approval, which approval shall not be unreasonably withheld.

(c)
Compliance with Laws: Emcure shall comply with all applicable present and future orders, regulations, requirements and laws of any and all federal, state, provincial and local authorities and agencies, including without limitation all laws and regulations of such territories applicable to the transportation, storage, use, handling and disposal of hazardous materials. Emcure represents and warrants to CorMedix that it has and will maintain during the Term all government permits, including without limitation health, safety and environmental permits, necessary for the conduct of the actions and procedures that it undertakes pursuant to this Agreement.

(d)
Documentation: Emcure shall keep complete, accurate and authentic accounts, notes, data and records of the work performed under this Agreement (including, without limitation, batch records). Each party shall maintain complete and adequate records pertaining to the methods and facilities used for the manufacture, processing, testing, packing, labeling, holding and distribution of a Product in accordance with all applicable domestic and foreign laws and regulations so that such Product may be used in humans.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

2.2	Delivery and Acceptance:

(a)
Unless otherwise agreed by the parties in writing, all Product shipments shall be shipped F.C.A. (Incoterms 2000) Emcure’s facility to the destination(s) specified by CorMedix. Emcure will package and ship Products in accordance with Emcure’s customary practices for pharmaceutical compounds, unless otherwise specified by CorMedix.

(b)	Emcure agrees to use its commercially reasonable efforts to ensure that Products shall be delivered on the scheduled delivery dates set forth in the Proposal.

(c)
In order to reject delivery of a delivery of a Product, CorMedix must give written notice to Emcure of CorMedix’s rejection of any delivery within thirty (30) days after receipt of such delivery. If no such notice of rejection is received, CorMedix shall be deemed to have accepted such delivery, except with respect to defects which were not discoverable upon reasonable physical inspection and testing, but were discovered at a later time (e.g. in the course or as a result of long-term stability studies).

(d)
After notice of rejection is given, CorMedix shall cooperate with Emcure in determining whether rejection is necessary or justified. Emcure will evaluate process issues and other reasons for such non-compliance. Emcure shall notify CorMedix as promptly as reasonably possible whether it accepts CorMedix’s basis for any rejection. If Emcure in good faith disagrees with CorMedix’s determination that a particular quality control sample or batch of Product does not meet the applicable Specifications, such Product shall be submitted to a mutually acceptable third party laboratory. Such third party laboratory shall determine whether such Product meets the applicable Specifications, and the parties agree that such laboratory’s determination shall be final and determinative. The party against whom the third party tester rules shall bear all costs of the third party testing. Whether or not Emcure accepts CorMedix’s basis for rejection, promptly on receipt of a notice of rejection of a full batch of Product, Emcure shall replace such rejected Product, at its cost, within sixty (60) days. If the third party tester rules that the original batch meets the applicable Specifications, CorMedix shall purchase that batch at the agreed-upon price, irrespective of whether Emcure has already replaced it.

3.	Payment for Service:

(a)
CorMedix shall pay Emcure for the Development Activities to be provided during the term of this Proposal in such amounts and in such manner as set forth in this Agreement. All amounts quoted are in USD funds and are valid for sixty (60) days from the date of this Proposal. All amounts quoted are subject to review by Emcure of all product specifications, development reports and, Environmental, Health and Safety assessment. One review with changes is included in the fee for final reports. Any additional changes shall be invoiced separately at the then prevailing hourly rates.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(b)
Project specific items, which include but are not limited to special equipment, change parts, excipients, laboratory columns and reagents, tooling etc., obtained by Emcure from third party suppliers as well as services to be provided by any third party suppliers shall be billed back to CorMedix upon Emcure’s receipt of invoice from any supplier of Emcure.

(c)	Each Emcure invoice shall be due and payable within [*] of the date of such invoice.

4.    Deposit: Prior to the commencement of any Development Activities by Emcure pursuant to this Proposal, Emcure shall have received from CorMedix a deposit in the amount set out in the Project Proposal (Exhibit A). This deposit amount will be held by Emcure as a deposit until the Development Activities, as modified from time to time and signed by both parties, are fully completed or until this Contract expires or is terminated for whatever reason. The deposit amount shall be credited towards the final invoice for the Project. Emcure may apply this deposit amount against any accounts overdue in excess of sixty (60) days of the date of the invoice. In addition, Emcure may, at its option, suspend all Development Activities until such time the outstanding amounts have been paid in full and the original deposit amount has been replenished.

5.    Term and Termination: This Contract will take effect on the date of execution and shall continue until completion by Emcure of the Development Activities. Either party may terminate this Contract if the other party is in material breach of any provisions thereof and the breaching party fails to remedy any such breach within thirty (30) days of the notice of such breach by the non-breaching party.

Additionally, CorMedix shall have the right to terminate this Contract immediately for any business reason. In either such case CorMedix shall pay to Emcure: (i) any fees and expenses due to Emcure for the services rendered up to the date of termination; (ii) all actual costs incurred by Emcure to complete activities associated with the termination and close of the Project; and (iii) any additional costs incurred by Emcure in connection with the Project that are required to fulfill applicable regulatory and contractual requirements. Any re-scheduling of the Development Activities requested by CorMedix beyond one hundred twenty (120) days shall be deemed to be a termination.

All materials and supplies shall be picked up within five (5) business days of termination otherwise, a [*] surcharge will be assessed for storage.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

6.    Confidential information: All proprietary and confidential information of either party disclosed or otherwise made known to the other party as a result of the Development Activities performed under this Contract shall be considered confidential property of the disclosing party (the “Confidential Information”). The Confidential Information shall be used by the receiving party, its employees and external advisors only for the purpose of performing the receiving party’s obligations hereunder. For purposes of this paragraph, Confidential Information shall not be deemed to include any information that is (i) known to the receiving party at the time of the disclosure, as evidenced by its written records prior to disclosure by the disclosing party; (ii) is or becomes available publicly other than as a result of a breach of this Contract by the receiving party, (iii) obtained from a third parry lawfully in possession such information and under no obligation to maintain such information confidential or (iv) independently developed by the receiving party without use of the Confidential Information.

Each party agrees that it will not reveal, publish or otherwise disclose the Confidential Information of the other party to any third party without prior written consent of the disclosing party. However, disclosure of Confidential Information may be made if required by law or by any regulatory or governmental authority to which the receiving party or any of its respective affiliates may be subject, in each case, on prior written notice to the disclosing party, so that the disclosing party may determine whether to seek a protective order or other appropriate remedy.

7.    Inventions, Etc.: All data information and Intellectual Property generated or derived by Emcure as a result of Development Activities performed solely by Emcure under this Contract, which is applicable to the manufacture of pharmaceutical products generally and not specific to CorMedix’s Intellectual Property shall be and remain the exclusive property of Emcure. All other data, information and Intellectual Property generated or derived by Emcure as a result of Development Activities performed under this Contract shall belong to CorMedix. Notwithstanding the foregoing, CorMedix acknowledges that as of the execution date of this Agreement, Emcure possesses certain inventions, processes, know-how, trade secrets, other intellectual properties and other assets, including but not limited to, analytical methods, computer technical expertise and software which have been independently developed by Emcure (collectively “Emcure Property”). CorMedix and Emcure agree that any Emcure Property or improvement thereto which are used, improved, modified or developed by Emcure under or during the term of this Contract, is the product of Emcure’s technical expertise possessed and developed by Emcure prior to or during performance of this Contract and are the sole and exclusive property of Emcure.

8.    Errors and Omissions: In the event of a material error by Emcure in the performance of the Development Activities, CorMedix shall have the option to request Emcure to repeat the service at Emcure’s own costs provided that CorMedix provides the active ingredient. In any event, Emcure shall not reimburse the amount of the active ingredient.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

9.      Indemnification:

(a)    CorMedix shall defend, indemnify and hold harmless Emcure and its affiliates and their respective directors, officers, employees and agents (together with Emcure, the “Emcure Indemnities”) from and against any and all claims, actions, causes of action, damages, liabilities, expenses including reasonable attorneys’ fees and expenses (collectively, “Losses”) to and in favour of third parties (other than affiliates) resulting from, relating to, or arising from: (i) any breach by CorMedix of any of its obligations under this Contract; and (ii) the Intellectual Property rights of third parties except to the extent such Losses are: (1) determined to have resulted from the negligence or wilful misconduct of Emcure; (2) relate to the use by Emcure of Emcure Property; or (2) for which Emcure is obligated to indemnify the CorMedix Indemnities pursuant to Section 9(b).

(b)    Emcure shall defend, indemnify and hold harmless CorMedix and its affiliates and their respective directors, officers, employees and agents (together with CorMedix, the “CorMedix Indemnities”) from and against any and all Losses resulting from, relating to, or arising from any breach by Emcure of any of its obligations under this Contract except to the extent such Losses are: (i) determined to have resulted from negligence or wilful misconduct of CorMedix; or (ii) for which CorMedix is obligated to indemnify the Emcure Indemnities pursuant to Section 9(a).

(c)    Except clause 6 (Confidentiality), under no circumstances whatsoever shall either party be liable to the other in contract, tort, negligence, breach of statutory duty or otherwise for any (direct or indirect) loss of profits, of production, of anticipated savings, of business or goodwill or for any liability, damage, costs or expense of any kind incurred by the other party of an indirect or consequential nature.

10.    Indemnification Procedures: In the event that either party seeks indemnification, it shall inform the other party of the claim as soon as reasonably practicable after it receives notice thereof and, shall permit the other party, at that party’s cost, to assume direction and control of the defense of the claim, and shall cooperate as reasonably requested (at the expense of the other party), in defense of the claim. Neither party shall settle or otherwise compromise any claim or suit in any manner that adversely affects that other party hereunder or imposes obligations on the other party in addition to those set forth in this Contract, without prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

11.    Miscellaneous:

(a)    This Contract contains the entire understanding of the parties with respect to the subject matter herein and supersedes all previous agreements (oral and written), negotiations and discussions. The parties may modify or amend the provisions hereof only by an instrument in writing duly executed by both of the parties. Neither this Contract, nor any of either party’s rights hereunder, may be assigned or otherwise transferred by either party without the prior written consent of the other party. This Contract shall be interpreted and enforced under the laws of the New Jersey without regard to the conflict of laws provisions thereof. The obligation of the parties contained in Sections 6, 7, 8, 9 and 10 shall survive any expiration or earlier termination of this Contract.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(b)    Independent Contractor Relationship: Emcure’s relationship with CorMedix will be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Emcure is not an agent of CorMedix and is not authorized to make any representation, contract or commitment on behalf of CorMedix. Emcure will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Emcure’s performance of services and receipt of fees under this Agreement. Emcure agrees to accept excusive liability for complying with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability and other contributions based on fees based to Emcure, its agents or employees under this Agreement. Emcure hereby agrees to indemnify and defend CorMedix against any and all such taxes or contributions, including penalties and interest.

(c)    Severability: If any provision of this Agreement should be held invalid or unenforceable, the remaining provisions shall be unaffected and shall remain in full force and effect, to the extent consistent with the intent of the parties as evidenced by this Agreement as a whole.

(d)    Notices: Any notices required or permitted hereunder shall be given to the appropriate party at such address as the party shall specify in writing. All notices shall be deemed made upon receipt by the addressee as evidenced by the applicable written receipt or, in the case of a facsimile, as evidenced by the confirmation of transmission.

(e)    Non-Waiver: No failure or delay of one of the parties to insist upon strict performance of any of its rights or powers under this Agreement shall operate as a waiver thereof, nor shall any other single or partial exercise of such right or power preclude arty other further exercise of any rights or remedies provided by law.

(f)    Counterparts: This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have executed this MANUFACTURE AND DEVELOPMENT AGREEMENT on the Effective Date.

CorMedix Inc.	Emcure Pharmaceuticals USA, Inc.

/s/ Bruce C. Cooper	/s/ Nilesh M. Patel
Signature	Signature

Bruce C. Cooper	Nilesh M. Patel
Printed Name	Printed name

President and CEO	Vice President
Title	Title

3/5/07	3/5/07
Date	Date

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Exhibit A

Project Scope and Budge
(All prices are quoted in US dollars.)

This Exhibit A is incorporated into and made part of the Manufacture and Development Agreement (the “Agreement”), dated February 07, 2007, by and between CORMEDIX INC. (“CorMedix”), and EMCURE PHARMACEUTICALS USA, INC. (“Emcure”).

Project Description:

Manufacturing of Deferiprone Scored Film-Coated JR and ER Tablets, 900 mg without Riboflavin and Matching Placebo Scored Film-Coated Tablets.

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

10.0	Termination/Cancellation of the Project

•
CorMedix may terminate the project or cancel any portion thereof at any time by providing thirty (30) days written notice. Upon receipt of any notice of termination, Emcure will promptly scale down the affected portion of the project and avoid further related expenses to CorMedix.

•	In the event of a termination by CorMedix, CorMedix will make payment to Emcure in accordance with the terms of Section 5 (Term and Termination) of the Agreement.

11.0	Project Approval and Authorization

By signing below Paramount agrees to the project details as described in this Exhibit A.

Emcure Pharmaceuticals USA, Inc.	CorMedix Inc.

/s/ Bruce C. Cooper	/s/ Nilesh M. Patel
Signature	Signature

Bruce C. Cooper	Nilesh M. Patel
Printed Name	Printed name

President and CEO	Vice President
Title	Title

3/5/07	3/5/07
Date	Date

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Exhibit B

Specifications

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.